Exhibit 99.1

CEVA, Inc. Announces Third Quarter 2022 Financial Results

- Total revenue of $33.7 million, up 3% year-over-year

- Consistent royalty revenue growth from 5G RAN helps to grow base station & IoT royalties 16% quarter-over-quarter to $8.2 million

- Amir Panush announced as new CEO following Gideon Wertheizer's impending retirement at year end

Rockville, MD, November 9, 2022 – CEVA, Inc. (NASDAQ: CEVA), the leading licensor of wireless connectivity and smart sensing technologies and co-creation solutions, today announced its financial results for the third quarter ended September 30, 2022.

Total revenue for the third quarter of 2022 was $33.7 million, a 3% increase compared to $32.8 million reported for the third quarter of 2021. Third quarter 2022 licensing, non-recurring engineering (NRE) and related revenue was $22.3 million compared to $21.6 million reported for the same quarter a year ago. Royalty revenue for the third quarter of 2022 was $11.4 million compared to $11.2 million reported for the third quarter of 2021.

During the quarter, eighteen IP license and NRE agreements were concluded with customers targeting a wide variety of applications including ADAS, Wi-Fi access points and endpoints, wireless audio devices and satellite communications. Five of the agreements were with first-time customers. Geographically, nine of the deals signed were in China, seven were in the U.S., and two were in Japan.

Gideon Wertheizer, CEO of CEVA, stated: “Despite the challenging demand environment, we delivered year-over-year revenue growth in both licensing and royalties in the third quarter. Our royalties from 5G RAN are benefiting from share gains in China and the consistent rollout of new base stations in the U.S., helping to grow our base station & IoT royalties 16% quarter-over-quarter to $8.2 million. Moreover, we expect 5G RAN royalties to grow further next year as 5G base station rollouts in India begin. Of note, our presence in the wearable space expanded during the quarter as a major OEM launched a new wearable device using our cellular technology.”

Wertheizer concluded: "CEVA is well-positioned to continue its track record of consistently delivering innovation, further cementing its industry leadership position. I have decided now is the right time for me to retire and to hand the reins to our next leader. Amir Panush brings strategic vision, management skills and customer expertise that will help drive CEVA's continued growth in years to come. I am very pleased the board has chosen Amir to lead the company in the new year and look forward to supporting him as a board member and advisor."

GAAP operating loss for the third quarter of 2022 was $4.0 million, as compared to GAAP operating income of $1.7 million for the same period in 2021. GAAP net loss for the third quarter of 2022 was $22.3 million, as compared to a GAAP net loss of $0.2 million reported for the same period in 2021. GAAP diluted loss per share for the third quarter of 2022 was $0.96, as compared to a GAAP diluted loss per share of $0.01 for the same period in 2021. GAAP net loss for the third quarter of 2022 compared to the prior period is primarily attributable to: (a) a $15.7 million write-off of deferred tax assets, including withholding tax assets that we will not be able to utilize as a tax credit, which was recorded in the income tax expense line item, (b) a $5.0 impairment charge with respect to Immervision-related assets, as we decided to cease the development of this product line, $3.5 million of which was recorded in operating expenses and $1.5 million of which was recorded in cost of revenues, and (c) a $0.5 million impairment charge with respect to certain non-performing assets related to NB-IoT technology, which was recorded in cost of revenues.

Non-GAAP operating income for the third quarter of 2022 was $6.8 million up 4% from $6.5 million reported for the third quarter of 2021. Non-GAAP net income and diluted earnings per share for the third quarter of 2022 and 2021 were $4.7 million and $0.20, respectively. Non-GAAP operating income for the third quarter of 2022 excluded: (a) equity-based compensation expenses of $3.7 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition and (d) impairment charges of $5.5 million relating to discontinued Immervision technology and non-performing assets of certain NB-IoT technology. Non-GAAP net income and diluted earnings per share for the third quarter of 2022 excluded: (a) equity-based compensation expenses of $3.7 million, (b) the impact of the amortization of acquired intangibles of $1.3 million associated with the acquisition of the Intrinsix and Hillcrest Labs businesses and investments in NB-IoT and Immervision technologies, (c) $0.3 million of costs associated with the Intrinsix acquisition, (d) $0.5 million loss associated with the remeasurement of marketable equity securities, (e) impairment charges of $5.5 million relating to discontinued Immervision technology and non-performing assets of certain NB-IoT technology and (f) a $15.7 million write-off of a deferred tax asset, including withholding tax assets that we will not be able to utilize as a tax credit. Non-GAAP operating income, net income and diluted earnings per share for the third quarter of 2021 excluded: (a) equity-based compensation expenses of $3.4 million, (b) the impact of the amortization of acquired intangibles of $1.0 million associated with the acquisition of the Intrinsix and Hillcrest Labs business and investments in NB-IoT and Immervision technologies and (c) $0.4 million of costs associated with the Intrinsix acquisition.

Yaniv Arieli, Chief Financial Officer of CEVA, stated: “Our team showed impressive execution against a very challenging macroeconomic backdrop. We continue to carefully manage our operating expenses and research and development priorities, as evidenced in the first 9 months of 2022, where our non-GAAP net income and diluted earnings per share increased 33% and 31%, respectively. Our GAAP results this quarter included a one-time tax asset write-off and impairment charges totaling $21.2 million. We also implemented our stock buyback activities in the quarter, repurchasing approximately $2.3 million of our common stock, and ended the quarter with cash and cash equivalent balances, marketable securities and bank deposits of approximately $144 million.”

CEVA Conference Call

On November 9, 2022, CEVA management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

●	U.S. Participants: Dial 1-844-435-0316 (Access Code: CEVA)
●	International Participants: Dial +1-412-317-6365 (Access Code: CEVA)

The conference call will also be available live via webcast at the following link: https://app.webinar.net/n8d4Y8EwBbD. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (access code: 3266604) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on November 16, 2022. The replay will also be available at CEVA's web site www.ceva-dsp.com.

Forward Looking Statement

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include Mr. Wertheizer’s statements about growth in royalties and total addressable market for CEVA’s technology and the timing and impacts of changes to CEVA’s management and Mr. Arieli’s statements regarding the Company’s management of operating expenses. The risks, uncertainties and assumptions that could cause differing CEVA results include: the scope and duration of the COVID-19 pandemic; the extent and length of the restrictions associated with the COVID-19 pandemic and the impact on customers, consumer demand and the global economy generally; the ability of the CEVA DSP cores and other technologies to continue to be strong growth drivers for us; our continued success in penetrating new markets and maintaining our market position in existing markets; our ability to diversify the company’s royalty streams, the ability of products incorporating our technologies to achieve market acceptance, the effect of intense industry competition and consolidation, global chip market trends, the possibility that markets for CEVA’s technologies may not develop as expected or that products incorporating our technologies do not achieve market acceptance; our ability to timely and successfully develop and introduce new technologies; and general market conditions and other risks relating to our business, including, but not limited to, those that are described from time to time in our SEC filings. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

About CEVA, Inc.

CEVA is the leading licensor of wireless connectivity and smart sensing technologies and co-creation solutions for a smarter, safer, connected world. We provide Digital Signal Processors, AI engines, wireless platforms, cryptography cores and complementary software for sensor fusion, image enhancement, computer vision, voice input and artificial intelligence. These technologies are offered in combination with our Intrinsix IP integration services, helping our customers address their most complex and time-critical integrated circuit design projects. Leveraging our technologies and chip design skills, many of the world’s leading semiconductors, system companies and OEMs create power-efficient, intelligent, secure and connected devices for a range of end markets, including mobile, consumer, automotive, robotics, industrial, aerospace & defense and IoT.

Our DSP-based solutions include platforms for 5G baseband processing in mobile, IoT and infrastructure, advanced imaging and computer vision for any camera-enabled device, audio/voice/speech and ultra-low-power always-on/sensing applications for multiple IoT markets. For sensor fusion, our Hillcrest Labs sensor processing technologies provide a broad range of sensor fusion software and inertial measurement unit (“IMU”) solutions for markets including hearables, wearables, AR/VR, PC, robotics, remote controls and IoT. For wireless IoT, our platforms for Bluetooth (low energy and dual mode), Wi-Fi 4/5/6 (802.11n/ac/ax), Ultra-wideband (UWB) and NB-IoT are the most broadly licensed connectivity platforms in the industry.

CEVA is a sustainable and environmentally conscious company, adhering to our Code of Business Conduct and Ethics. As such, we emphasize and focus on environmental preservation, recycling, the welfare of our employees and privacy – which we promote on a corporate level. At CEVA, we are committed to social responsibility, values of preservation and consciousness towards these purposes.

Visit us at www.ceva-dsp.com and follow us on Twitter, YouTube, Facebook, LinkedIn and Instagram.

For More Information Contact:

Yaniv Arieli CEVA, Inc. CFO +1.650.417.7941 yaniv.arieli@ceva-dsp.com	Richard Kingston CEVA, Inc. VP Market Intelligence, Investor & Public Relations +1.650.417.7976 richard.kingston@ceva-dsp.com

CEVA, INC. AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF LOSS – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing, NRE and related revenues	$22,268	$21,568	$66,784	$51,500
Royalties	11,392	11,222	34,462	37,149

Total revenues	33,660	32,790	101,246	88,649

Cost of revenues	7,948	4,830	21,177	10,904

Gross profit	25,712	27,960	80,069	77,745

Operating expenses:
Research and development, net	18,469	18,760	58,217	53,810
Sales and marketing	3,410	3,162	9,056	9,357
General and administrative	3,558	3,495	10,829	10,534
Amortization of intangible assets	750	849	2,250	2,092
Impairment of assets	3,556	0	3,556	0
Total operating expenses	29,743	26,266	83,908	75,793

Operating income (loss)	(4,031)	1,694	(3,839)	1,952
Financial income (loss), net	108	(47)	803	345
Remeasurement of marketable equity securities	(455)	—	(2,271)	—

Income (loss) before taxes on income	(4,378)	1,647	(5,307)	2,297
Income tax expense	17,926	1,814	19,816	5,779

Net loss	$(22,304)	$(167)	$(25,123)	$(3,482)

Basic net loss per share	$(0.96)	$(0.01)	$(1.08)	$(0.15)
Diluted net loss per share	$(0.96)	$(0.01)	$(1.08)	$(0.15)
Weighted-average shares used to compute net loss per share (in thousands):
Basic	23,211	22,925	23,163	22,766
Diluted	23,211	22,925	23,163	22,766

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(22,304)	$(167)	$(25,123)	$(3,482)
Equity-based compensation expense included in cost of revenues	393	247	1,076	509
Equity-based compensation expense included in research and development expenses	2,180	2,007	6,181	5,435
Equity-based compensation expense included in sales and marketing expenses	392	400	1,065	1,185
Equity-based compensation expense included in general and administrative expenses	726	749	2,061	2,378
Amortization, Impairment and Write-off of intangible and prepaid expenses assets, net of taxes, related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	6,796	1,034	9,360	2,571
Costs associated with the Intrinsix acquisition	326	383	977	1,388
Loss associated with the remeasurement of marketable equity securities.	455	—	2,271	—
Income tax expense as a result of a write off of a deferred tax asset and withholding tax that can’t be utilized	15,741	—	15,323	—
NRE revenues associated with the purchase price allocation (PPA) related to Intrinsix acquisition	—	—	42	—
Non-GAAP net income	$4,705	$4,653	$13,233	$9,984
GAAP weighted-average number of Common Stock used in computation of diluted net loss and earning per share (in thousands)	23,211	22,925	23,163	22,766
Weighted-average number of shares related to outstanding stock-based awards (in thousands)	872	746	821	741
Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands)	24,083	23,671	23,984	23,507

GAAP diluted loss per share	$(0.96)	$(0.01)	$(1.08)	$(0.15)
Equity-based compensation expense	$0.16	$0.15	$0.45	$0.40
Amortization, Impairment and Write-off of intangible and prepaid expenses assets, net of taxes, related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	$0.29	$0.04	$0.39	$0.11
Costs associated with the Intrinsix acquisition	$0.01	$0.02	$0.04	$0.06
Loss associated with the remeasurement of marketable equity securities.	$0.02	$—	$0.10	$—
Income tax expense as a result of a write off of a deferred tax asset and withholding tax that can’t be utilized	$0.68	$—	$0.65	$—
Non-GAAP diluted earnings per share	$0.20	$0.20	$0.55	$0.42

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended		Nine months ended
	September 30,		September 30,
	2022	2021	2022	2021
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP Operating Income (loss)	$(4,031)	$1,694	$(3,839)	$1,952
Adjustments:
Stock compensation	3,691	3,403	10,383	9,507
Amortization, impairment and write-off of intangible and prepaid expenses assets, related to acquisition of Intrinsix and Hillcrest Labs business, investments in NB-IoT and Immervision technologies	6,796	1,034	9,360	2,646
Costs associated with the Intrinsix acquisition	326	383	977	1,388
Purchase price allocation (PPA) for the Intrinsix acquisition	—	—	42	—
Total non-GAAP Operating Income	$6,782	$6,514	$16,923	$15,493

CEVA, INC. AND ITS SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	September 30,	December 31,
	2022	2021(*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$29,510	$33,153
Marketable securities and short-term bank deposits	106,763	121,708
Trade receivables, net	11,022	14,644
Unbilled receivables	15,741	12,805
Prepaid expenses and other current assets	8,133	6,670
Total current assets	171,169	188,980
Long-term assets:
Bank deposits	8,128	0
Severance pay fund	8,431	10,175
Deferred tax assets, net	4,669	15,850
Property and equipment, net	7,370	6,765
Operating lease right-of-use assets	8,116	8,827
Investment in marketable equity security	648	2,919
Goodwill	74,777	74,777
Intangible assets, net	7,549	14,607
Other long-term assets	3,957	5,759
Total assets	$294,814	$328,659

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,721	$1,464
Deferred revenues	3,540	8,661
Accrued expenses and other payables	20,566	22,041
Operating lease liabilities	2,235	3,274
Total current liabilities	28,062	35,440

Long-term liabilities:
Accrued severance pay	9,018	10,551
Operating lease liabilities	4,940	5,130
Other accrued liabilities	497	806
Total liabilities	42,517	51,927
Stockholders’ equity:
Common stock	23	23
Additional paid in-capital	239,445	235,386
Treasury stock	(10,633)	(13,790)
Accumulated other comprehensive loss	(6,761)	(372)
Retained earnings	30,223	55,485
Total stockholders’ equity	252,297	276,732
Total liabilities and stockholders’ equity	$294,814	$328,659

(*) Derived from audited financial statements